Exhibit 10.10h

THIRD AMENDMENT TO

THE AMENDED AND RESTATED

CREDIT AGREEMENT

THIS THIRD AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of September 23, 2014 (the “Amendment Effective Date”), is by and among SOLARCITY CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto as lenders (the “Lenders”), the Administrative Agent, and Bank of America Merrill Lynch, as sole lead arranger and sole book manager, are parties to that certain Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

AMENDMENTS TO CREDIT AGREEMENT

Section 1.01 New Definition. The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“2014 Indenture” means the indenture to be executed by Borrower on or about September 30, 2014, pursuant to which the Borrower may issue to certain initial purchasers for resale, securities which provide for the conversion of Indebtedness into Equity Interests of the Borrower, cash or a combination thereof.

“2014 Indenture Documents” means, collectively, the 2014 Indenture, the 2014 Notes and any document or agreement pertaining to any rights of any holders of the 2014 Notes.

“2014 Notes” means the notes issued on or about September 30, 2014 under the 2014 Indenture.

“Permitted Bond Hedge” shall mean any Swap Contract (including, but not limited to, any bond hedge, warrant or capped call transaction) entered into in connection and concurrently with the offering of the Permitted Convertible Indebtedness under the 2014 Indenture Documents that Borrower may elect to settle (after payment of any premium or prepayment amount) by the payment of cash, delivery of Equity Interests of the Borrower, or any combination thereof.

Section 1.02 Amendments to Section 1.01. The definition of “Permitted Convertible Indebtedness” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Convertible Indebtedness” means (1) the Indebtedness of Borrower evidenced by the Notes issued under the 2013 Indenture so long as (i) the scheduled maturity date of such Indebtedness is not earlier than November 1, 2018, (ii) the aggregate outstanding Indebtedness of the Notes does not exceed $345,000,000, (iii) such indebtedness is not subject to any scheduled principal amortization, scheduled redemption, sinking fund or similar payment except as set forth in Section 7.06(g); and (iv) the Indenture Documents do not include any financial covenant and (2) the Indebtedness of Borrower evidenced by the 2014 Notes issued under the 2014 Indenture, so long as (i) the scheduled maturity date of such Indebtedness is not earlier than November 1, 2019, (ii) the aggregate outstanding Indebtedness of the 2014 Notes does not exceed $1,000,000,000, (iii) such indebtedness is not subject to any scheduled principal amortization, scheduled redemption, sinking fund or similar payment except as set forth in Section 7.06(g); (iv) the 2014 Indenture or other 2014 Indenture Documents do not include any financial covenant, and (v) the 2014 Indenture Documents are consistent in all material respects with the “Description of Notes” provided by Borrower to Administrative Agent on or about September 23, 2014.

Section 1.03 Amendments to Section 7.02(h). Section 7.02(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(h) obligations in connection with the purchase, early unwind or settlement of any Permitted Bond Hedge;

Section 1.04 Amendment to Section 7.06. Section 7.06(h) is hereby added to the Credit Agreement to read as follows:

(h) the Borrower may make Restricted Payments in connection with any Permitted Bond Hedge.

Section 1.05 Amendment to Section 7.17. Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.17 Prepayment of Notes.

Voluntarily prepay, redeem, purchase, defease or otherwise voluntarily satisfy in any manner (including by the exercise of any right of setoff) the obligations owed (but, for avoidance of doubt, excluding regularly scheduled interest payments due in the ordinary course) under (a) the Permitted Convertible Indebtedness, or (b) the Solar Bonds Financings at any time prior to six months after the passing of the Maturity Date, except in the event of a refinancing or due to one or more of the following forced redemption events with respect to Solar Bonds Financings: (i) cancellation of a bond purchase by a bondholder under an applicable federal or state law or regulation, such as the Federal Reserve Board’s Regulation E, (ii) a bondholder is determined to be an ineligible purchaser (either by federal or state law or regulation or under the terms of the Solar Bonds Issuance), (iii) a purchase by a bondholder is determined to be ineligible or fraudulent (either by federal or state law or regulation or under the terms of the Solar Bonds Issuance), or (iv) a specific bond purchase is likely to result in material adverse legal, tax or regulatory consequences to Borrower.

Section 1.06 Amendment to Section 8.01(e). Section 8.01(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, in each case having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (excluding events or conditions relating to repurchases, prepayments, defeasances or redemptions or offers related thereto in accordance with the terms of a debt instrument where such repurchases, prepayments, defeasances or redemptions or offers related thereto would be permitted under Section 7.06); (ii) there occurs under any Swap Contract other than a Permitted Bond Hedge an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount or (iii) a Solar Bonds Default Prohibited Result occurs; or

ARTICLE II.

CONDITIONS TO EFFECTIVENESS

Section 2.01 Conditions to Effectiveness. This Amendment shall become effective as of the Amendment Effective Date upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a) Administrative Agent shall have received a copy of this Amendment duly executed by Borrower, the Required Lenders and Administrative Agent.

(b) No Default or Event of Default shall exist.

(c) Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of Borrower.

ARTICLE III.

MISCELLANEOUS

Section 3.01 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

Section 3.02 Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, other than those which have been duly obtained.

(d) Immediately before and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e) After giving effect to this Amendment, the Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(f) The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

Section 3.03 Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

Section 3.04 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

Section 3.05 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

Section 3.06 Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

Section 3.07 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

Section 3.08 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

Section 3.09 No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

Section 3.10 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 3.12 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	SOLARCITY CORPORATION, a Delaware corporation

	By:	/s/ Brad Buss
	Name:	Brad Buss
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
in its capacity as Administrative Agent
	By:	/s/ Dora Brown
	Name:	Dora Brown
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as Lender, L/C Issuer and Swingline Lender
	By:	/s/ Thomas R. Sullivan
	Name:	Thomas R. Sullivan
	Title:	Senior Vice President
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
	By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory
	By:	/s/ Samuel Miller
	Name:	Samuel Miller
	Title:	Authorized Signatory
SILICON VALLEY BANK, as a Lender
	By:	/s/ Mona Maitra
	Name:	Mona Maitra
	Title:	Vice President

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (REVOLVING LOAN)

BRIDGE BANK, NATIONAL ASSOCIATION as a Lender
By:	/s/ Randall Lee
Name:	Randall Lee
Title:	AVP – Relationship Manager
ONEWEST BANK N.A., as a Lender
By:	/s/ Michael MacDonald
Name:	Michael MacDonald
Title:	Executive Vice President
AMERICAN SAVINGS BANK, F.S.B., a federal savings bank, as a Lender
By:	/s/ Kyle J. Shelly
Name:	Kyle J. Shelly
Title:	Vice President

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (REVOLVING LOAN)

GUARANTOR CONSENT

Each of the undersigned (each a “Guarantor”) consents to the foregoing Amendment to Credit Agreement and other Loan Documents (“Amendment”) and the transactions contemplated thereby and reaffirms its obligations under Article X (Continuing Guaranty) of the Credit Agreement (as the same may be amended, modified, supplemented or replaced from time to time, the “Guaranty”).

Each Guarantor reaffirms, to the extent a party thereto, that its obligations under the Guaranty are separate and distinct from Borrower’s obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.

Furthermore, each Guarantor acknowledges and agrees that any reference to the term “Credit Agreement” in the Guaranty shall mean the Credit Agreement dated of even date with the Guaranty together with all amendments, increases or modifications thereto.

Agreed and Acknowledged:

Dated as of: September 23, 2014

GUARANTORS:
POPPY ACQUISITION LLC
By:	/s/ Lyndon Rive
Name:	Lyndon Rive
Title:	CEO
ZEP SOLAR LLC
By:	/s/ Lyndon Rive
Name:	Lyndon Rive
Title:	CEO